SECOND AMENDMENT TO SECOND AMENDED AND RESTATED
                      LOAN, GUARANTY AND SECURITY AGREEMENT


     THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN, GUARANTY AND SECURITY AGREEMENT (the "Amendment"), dated September 6, 2002, is among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns (provided such assignees satisfy the conditions set forth in Section 13.3 of the Loan Agreement (defined below)), are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank America, N.A., a national banking association, as successor in interest to Bank of America National Trust and Savings Association, a national banking association ("Bank of America") with an office at 6060 Poplar Avenue, Memphis, Tennessee 38119, as agent for the Lenders (in its capacity as agent), together with its successors in its capacity as agent (the "Agent"), Varsity Brands, Inc., a Delaware corporation (f/k/a "Riddell Sports Inc."), with offices at 6745 Lenox Center Court, Suite 300,
Memphis,  TN  38115  (the  "Parent  Guarantor"),  and  each  of  Varsity  Spirit
Corporation, a Tennessee corporation ("Spirit"), with offices at 6745 Lenox Center Court, Suite 300, Memphis, TN 38115, Varsity Spirit Fashions & Supplies, Inc., a Minnesota corporation ("Fashions"), with offices at 6745 Lenox Center Court, Suite 300, Memphis, TN 38115, Varsity USA, Inc., a Tennessee corporation ("USA"), with offices at 6745 Lenox Center Court, Suite 300, Memphis, TN 38115, Varsity/Intropa Tours, Inc., a Tennessee corporation ("Intropa"), with offices at 6745 Lenox Center Court, Suite 300, Memphis, TN 38115, and International Logos, Inc., a Tennessee corporation ("Logos"), with offices at 6745 Lenox Center Court, Suite 300, Memphis, TN 38115 (Spirit, Fashions, USA, Intropa and Logos are collectively referred to as the "Borrower").

                               W I T N E S S E T H

     WHEREAS, the Lenders, the Agent, the Parent Guarantor, and the Borrower entered into a Second Amended and Restated Loan, Guaranty and Security Agreement dated as of July 23, 2001, as previously amended by that certain First Amendment to Second Amended and Restated Loan, Guaranty and Security Agreement dated November 20, 2001 (the "LOAN AGREEMENT"); and

     WHEREAS, the Lenders, the Agent, the Parent Guarantor, and the Borrower desire to amend the Loan Agreement to extend the Stated Termination Date to September 15, 2003, to secure the Credit Card Facility with the Collateral, and to reduce the interest rate on Base Rate Loans and to eliminate certain fees, all on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Amendment, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lenders, the Agent, the Parent Guarantor and the Borrower hereby agree as follows:

     1. AMENDED DEFINITIONS. (a) Section 1.1 of the Loan Agreement, "Definitions", is hereby amended to delete the definitions of "Applicable Margin", "Maximum Revolver Amount", "Obligations", and "Stated Termination Date" in their entirety and to substitute the following in lieu thereof:

          "'Applicable Margin' means, for the period from the date hereof to and including the Stated Termination Date, negative one-quarter percent
     (negative .25%) for Base Rate Loans and positive two and one-half percent (2 1/2 %) for Letter of Credit Fees."

          "'Fee Letter' means the letter dated as of the date of this Amendment by and between Bank of America and Borrower with respect to the Agent's Fee."

          "'Maximum Revolver Amount' means $15,000,000.00 (or such lesser amount to which the Total Facility may be permanently reduced by the Borrower pursuant to SECTION 4.2 hereof); provided, however, that during the term of the Credit Card Facility, and for so long as any sums remain outstanding thereunder, the Maximum Revolver Amount shall not exceed $14,900,000.00 notwithstanding anything in this Agreement to the contrary."

          "'Obligations' means without duplication all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrower or any other Loan Party to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, or any Hedge Agreement, or the Credit Card Facility, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower or any other Loan Party hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation or duplication, all debts, liabilities, and obligations now or hereafter owing from the Borrower to the Agent and/or any Lender under or in connection with the Letters of Credit and includes, without limitation, all interest that would have accrued but for the commencement of any Insolvency Proceeding with respect to any Person."

          "'Stated Termination Date' means September 15, 2003."

(b) Section 1.1 of the Loan Agreement is hereby further amended to add the following definition thereto:

          "'Credit Card Facility' means that certain credit card facility maintained by Spirit with Bank of America designated by account number #4798-0901-0002-1673 and having a maximum principal indebtedness limit of $100,000.00. Notwithstanding anything in the Loan Agreement to the contrary, the Credit Card Facility shall bear interest and be payable as set forth in the Bank of America, N.A. (USA) Business Card Agreement set forth on EXHIBIT A to the Second

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


     Amendment to Second Amended and Restated Loan, Guaranty and Security Agreement which is hereby incorporated herein by reference.'"

     2.   AMENDMENT OF SECTION 2.1.  Section 2.1 of the Loan  Agreement,  "Total
Facility", is hereby amended to delete the last sentence thereof and to substitute the following in lieu thereof.

          "The Total Facility shall be comprised of a revolving line of credit consisting of revolving loans and letters of credit up to the Maximum Revolver Amount, as described on SECTIONS 2.2 and 2.4, and the Credit Card Facility."

     3. AMENDMENT OF SECTION 3.7. Section 3.7 of the Loan Agreement, "Agent's Fee", is hereby amended to delete the words "plus an asset based monitoring fee of $17,000 per year" in the second line thereof.

     4. AMENDMENT OF SECTION 9.25. Section 9.25 of the Loan Agreement, "Net Worth," is hereby amended to delete the same in its entirety and to substitute the following in lieu thereof:

          "The  Parent   Guarantor  will  maintain  a  consolidated  Net  Worth,
     determined as of the last day of each calendar quarter, of not less than the amount set forth below for such calendar quarter.

     The calendar quarter ending 6/30/02 and       $8,500,000 plus (i) 75%
     each subsequent calendar quarter              of Parent Guarantor's
     thereafter.                                   net income, determined
                                                   in accordance with
                                                   GAAP, and (ii) 100% of
                                                   any equity capital
                                                   contributions to Parent
                                                   Guarantor, in both
                                                   cases for the period
                                                   from 1/01/02 through
                                                   and including 6/30/02."

     5. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. As an inducement to the Agent and Lenders to enter into this Amendment, the Borrower and the Parent Guarantor hereby confirm and affirm to the Agent and the Lenders that except as set forth on EXHIBIT B, which is hereby attached hereto and incorporated herein by reference, the representations and warranties of the Borrower and the Parent Guarantor contained in the Loan Agreement (including without limitation in Articles 6 and 8 thereof) are true and correct in all respects on and as of the date hereof as to each Loan Party with the same effect as though such representations and warranties are made on and as of the date hereof.

     6. CONDITIONS TO AMENDMENT. The obligation of the Agent and Lenders to enter into this Amendment renewing the loan facility pursuant to the Loan Agreement and making certain other modifications thereto is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender as of the date hereof:

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


          (a) This Amendment has been executed by each party thereto and each Loan Party shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrower before or on the date hereof.

          (b) Except as set forth on EXHIBIT B, all representations and warranties made under the Loan Agreement and in the other Loan Documents shall be true and correct in all material respects as of the date hereof as if made on the date hereof.

          (c) No Default or Event of Default shall exist on the date hereof, or would exist after giving effect to the Loans to be made on such date.

          (d) The Agent and the Lenders shall have received such opinions of counsel for the Loan Parties as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

          (e) The Borrower shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with this Amendment and any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

          (f) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

          (g) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrower and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and Availability, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

          (h) The Agent and the Lenders shall have received copies certified as being correct and complete of all documentation related to the Senior Notes, the Subordinated Debt and the Material License Agreements and such documentation shall be satisfactory to the Agent and the Lenders in all respects.

          (i) All proceedings taken in connection with the execution of this Amendment, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

          (j)  No  Material   Adverse  Effect  shall  have  occurred  since  the
Financial Statements dated June 30, 2002.

     7. Execution and delivery to the Agent by a Lender of a counterpart of this Amendment shall be deemed confirmation by such Lender that (i) all conditions precedent in this SECTION 7 have been fulfilled to the satisfaction of such Lender and (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this
SECTION 7.

     8. FULL FORCE AND EFFECT; AFFIRMATION OF SECURITY INTERESTS; DEFINED TERMS. Except as expressly modified and amended by this Amendment, all of the terms, covenants and conditions of the Loan Agreement and other Loan Documents are hereby ratified and confirmed and shall continue to be and remain in full force and effect as originally executed. The parties to this Amendment acknowledge and agree that the security interests created pursuant to the Loan Agreement and/or any other Loan Document shall remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of each Loan Party, as applicable. Without limiting the foregoing in any way, the parties expressly do not intend to extinguish any security interests created pursuant to the Loan Agreement and/or any other Loan Document. Instead, it is the express intention of the parties to affirm each and every security interest created thereby. Any capitalized term used but not defined in this Amendment shall have the meaning ascribed to it in the Loan Agreement.



                            [SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                              "PARENT GUARANTOR"

                              VARSITY BRANDS, INC. (F/K/A "RIDDELL SPORTS INC.")


                              By: /s/ John M. Nichols
                                  ----------------------------------------------

                              Title: Chief Financial Officer
                                     -------------------------------------------



                              "BORROWERS"

                              VARSITY SPIRIT CORPORATION


                              By: /s/ John M. Nichols
                                  ----------------------------------------------

                              Title: Chief Financial Officer
                                     -------------------------------------------


                              VARSITY SPIRIT FASHIONS & SUPPLIES, INC.


                              By: /s/ John M. Nichols
                                  ----------------------------------------------

                              Title: Chief Financial Officer
                                     -------------------------------------------



                              VARSITY USA, INC.


                              By: /s/ John M. Nichols
                                  ----------------------------------------------
                              Title: Chief Financial Officer
                                     -------------------------------------------

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


                              VARSITY/INTROPA TOURS, INC.


                              By: /s/ John M. Nichols
                                  ----------------------------------------------

                              Title: Chief Financial Officer
                                     -------------------------------------------



                              INTERNATIONAL LOGOS, INC.


                              By: /s/ John M. Nichols
                                  ----------------------------------------------

                              Title: Chief Financial Officer
                                     -------------------------------------------


                              "AGENT"

                              BANK OF AMERICA, N.A., AS THE AGENT


                              By: /s/ Thomas Branyan
                                  ----------------------------------------------
                                  Thomas Branyan, Senior Vice President



                              "LENDERS"

                              BANK OF AMERICA, N.A., AS A LENDER


                              By: /s/ Thomas Branyan
                                  ----------------------------------------------
                                  Thomas Branyan, Senior Vice President

                                    EXHIBIT A
                                    ---------

                           BANK OF AMERICA, N.A. (USA)
                             BUSINESS CARD AGREEMENT

                                  SEE ATTACHED.

                                    EXHIBIT B
                                    ---------

                    CHANGES TO REPRESENTATIONS AND WARRANTIES

                                  SEE ATTACHED.